Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corning Incorporated of our report dated February 2, 2000, except for Note 18, as to which the date is February 14, 2000, relating to the supplemental financial statements and the supplemental financial statement schedule appearing in Corning Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

New York, New York
April 6, 2000



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